CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the incorporation by reference of our reports on General Government Securities Money Market Fund and General Treasury Prime Money Market Fund dated January 8, 2001, which are incorporated by reference, in this Registration Statement (Form N-1A 2-77207) of General Government Securities Money Market Funds, Inc.




                              [ERNST & YOUNG LLP SIGNATURE LOGO]


New York, New York
March 26, 2001